    As filed with the Securities and Exchange Commission on April 11, 2000
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                           CHORDIANT SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

                              __________________

           Delaware                                         93-1051328
    (State of Incorporation)                             (I.R.S. Employer
                                                        Identification No.)
                              ___________________

                     20400 Stevens Creek Blvd., Suite #400
                              Cupertino, CA 95014

         (Address and telephone number of principal executive offices)


                              ___________________

                          1999 Equity Incentive Plan,
                       1999 Employee Stock Purchase Plan
                1999 Non-Employee Directors' Stock Option Plan

                           (Full title of the plans)

                             ____________________

                              Samuel T. Spadafora
                           Chordiant Software, Inc.
         President, Chief Executive Officer and Chairman of the Board
                     20400 Stevens Creek Blvd., Suite 400
                              Cupertino, CA 95014
                                (408) 517-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________

                                  Copies to:
                             Eric C. Jensen, Esq.
                              Cooley Godward llp
                              3000 El Camino Real
                          Palo Alto, California 94036
                                (650) 843-5000
                             _____________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================

=======================================================================================================
                                         Proposed Maximum     Proposed Maximum
Title of Securities to    Amount to be   Offering Price Per   Aggregate Offering          Amount of
 Be Registered            Registered         Share                Price (1)           Registration Fee
-------------------------------------------------------------------------------------------------------
Common Stock (par         9,396,147
value $.001)               shares             $18.00             $169,130,646.00           $44,650.49
=======================================================================================================

===============================================================================

     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) for shares subject to outstanding options granted under the Company's 1999 Equity Incentive Plan, the weighted average exercise price for such outstanding options (pursuant to Rule 457(h) under the Act), or (b) for shares available for future grant or purchase under the Company's 1999 Equity Incentive Plan, the 1999 Non-Employee Directors' Stock Option Plan and the 1999 Employee Stock Purchase Plan, the average of the bid and asked price of the Company's Common Stock on April 6, 2000 as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act). The following chart illustrates the calculation of the registration fee:

                                                            Offering Price       Aggregate Offering
      Securities                   Number of Securities       Per Share                 Price
Common Stock issuable pursuant           6,289,970            $  3.487           $   21,933,125.39
to outstanding options under
the 1999 Equity Incentive Plan

Common Stock available for                 406,177            $  13.50           $    5,483,389.50
grant under the 1999 Equity
Incentive Plan

Common stock issuable pursuant             175,000            $  18.00           $    3,150,000.00
to outstanding options under
the 1999 Non-Employee Directors'
Stock Option Plan

Common Stock available for                 525,000            $  13.50           $    7,087,500.00
grant under the 1999
Non-Employee Directors' Stock
Option Plan.

Common Stock available for               2,000,000            $  13.50           $   27,000,000.00
issuance under the 1999
Employee Stock Purchase Plan

Total                                    9,396,147.00                            $   64,654,014.89

Registration Fee:                                                                $       44,650.49

===============================================================================

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Chordiant Software, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Company's latest prospectus filed on February 15, 2000, as amended through the date hereof, with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (b) A description of the Company's Common Stock, which is contained in the Company's latest prospectus filed on February 15, 2000, as amended;

     (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Amended and Restated Certificate of Incorporation and By-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

     The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

                                   EXHIBITS

Number         Description
-------        -----------

4.1(1)         Amended and Restated Certificate of Incorporation of Registrant.

4.2(1)         Amended and Restated Bylaws of Registrant.

4.2(1)         Specimen Stock Certificate.

4.3(1) Second Amended and Restated Investor Rights Agreement, dated September 28, 1999.

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of Pricewaterhouse Coopers LLP.

23.2           Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1           Power of Attorney.  Reference is made to Signature Page.

99.1           1999 Equity Incentive Plan.

99.2           1999 Non-Employee Directors' Stock Option Plan.

99.3           1999 Employee Stock Purchase Plan.

_______________

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-92187), as amended through the date hereof and incorporated herein by reference.

                                 UNDERTAKINGS

(d)  The undersigned registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 11, 2000.

                                    Chordiant Software, Inc.

                                    By: /s/ Samuel T. Spadafora
                                        ------------------------------------
                                          Samuel T. Spadafora
                                          President, Chief Executive Officer and
                                          Chairman


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel T. Spadafora and Steven R. Springsteel, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                   Title                          Date
     ---------                                   -----                          ----

/s/ Samuel T. Spadafora       President, Chief Executive Officer and      April 11, 2000
---------------------------   Chairman (Principal Executive Officer)
     Samuel T. Spadafora

/s/ Steven R. Springsteel     Executive Vice President, Chief Financial   April 11, 2000
---------------------------   Officer and Secretary (Principal Financial
     Steven R. Springsteel    and Accounting Officer)

/s/ Joseph F. Tumminaro       Chief Technology Officer                    April 11, 2000
---------------------------   and Director
     Joseph F. Tumminaro

/s/ Oliver D. Curme                           Director                    April 11, 2000
---------------------------
     Oliver D. Curme

/s/ Kathryn C. Gould                          Director                    April 11, 2000
---------------------------
     Kathryn C. Gould

/s/ Mitchell Kertzman                         Director                    April 11, 2000
---------------------------
     Mitchell Kertzman

/s/ Robert S. McKinney                          Director                  April 11, 2000
---------------------------
     Robert S. McKinney

/s/ Carol L. Realini                            Director                  April 11, 2000
---------------------------
     Carol L. Realini

/s/ David R. Springett                          Director                  April 11, 2000
---------------------------
     David R. Springett

/s/ William Raduchel                            Director                  April 11, 2000
---------------------------
     William Raduchel

EXHIBIT INDEX
Exhibit
Number       Description
-------      -----------

4.1(1)       Amended and Restated Certificate of Incorporation of Registrant.

4.2(1)       Amended and Restated Bylaws of Registrant.

4.2(1)       Specimen Stock Certificate.

4.3(1) Second Amended and Restated Registration Rights Agreement, date September 26, 1999, between the Registrant and certain investors.

5.1          Opinion of Cooley Godward LLP.

23.1         Consent of Pricewaterhouse Coopers LLP.

23.2         Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1         Power of Attorney.  Reference is made to Signature Page.

99.1         1999 Equity Incentive Plan.

99.2         1999 Non-Employee Directors' Stock Option Plan.

99.3         1999 Employee Stock Purchase Plan.

_______________

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-92187), as amended through the date hereof and incorporated herein by reference.